Exhibit 99.1

News Release

6705 Rockledge Drive, Suite 900

Bethesda, MD 20817-1850

(301) 581-0600

FOR IMMEDIATE RELEASE	Contact:	Shawn M. Guertin

Chief Financial Officer

(301) 581-5701

Drew Asher

Vice President, Investor Relations

(301) 581-5717

Coventry Health Care Reports Record Third Quarter Earnings of $0.81 per Diluted Share

Diluted EPS Up 27% Over Prior Year Quarter

Bethesda, Maryland (October 25, 2005) — Coventry Health Care, Inc. (NYSE: CVH) today reported operating results for the quarter ended September 30, 2005. Operating revenues totaled $1.67 billion for the quarter, a 25.9% increase over the third quarter of 2004. Net earnings were $133.1 million, or $0.81 per diluted share, a 52.9% increase over net earnings for the third quarter of 2004 and a 26.6% increase on a per diluted share basis. These results are reported on the basis of Coventry’s recently effective three-for-two stock split which was distributed to shareholders on October 17, 2005.

“I am delighted to announce another quarter of strong financial results. The Health Plan business continues to perform well, including growth of 39,000 members during the quarter, and First Health continues to perform well both financially and operationally,” said Dale B. Wolf, chief executive officer of Coventry. “We are also very proud of our employees in the New Orleans region who serve our Louisiana members in the aftermath of Hurricane Katrina. Overall, the parts are in place for a strong finish to 2005 and the prospects for 2006 look promising.”

Consolidated Third Quarter Highlights

•	Revenues up 25.9% over the prior year quarter
•	Diluted EPS up 26.6% over the prior year quarter
•	Operating Margin of 12.5%, up 290 basis points from prior year quarter
•	First Health accretion of $0.07 per share in Q3 2005
•	Cash flow from operations of $247.2 million or $194.8 million when adjusted for one extra Medicare payment in the quarter from CMS, representing 146% of net income.
•	Paydown of $117.5 million of bank debt in July 2005
•	Debt to Capital Ratio dropped to 24.1% as of September 30, 2005

Health Plan Business Third Quarter Highlights

•	Operating Margin of 11.1%, up 150 basis points over the prior year quarter
•	Health Plan membership up 39,000 from prior quarter

•	Medical Loss Ratio (MLR) of 79.3% improved 80 basis points over prior year quarter
•	SGA ratio of 11.0% is an improvement of 60 basis points over the prior year quarter

•

Membership. As of September 30, 2005, Coventry had total health plan membership of 2.51 million members, an increase of 61,000 members over the prior year quarter and an increase of 39,000 members over the prior quarter.

•

Health Plan Insured Commercial Yield. Commercial insured yield rose to $247.60 PMPM (per member per month) in the quarter, an increase of 8.4% over the prior year quarter. Excluding the impact of premium reserves established during the quarter related to Hurricane Katrina, the increase was 8.8%.

•

Medical Loss Ratio (MLR). Health Plan MLR was 79.3%, an 80 basis point improvement over the prior year quarter, primarily driven by a strong quarter for commercial business. Commercial MLR of 77.8% improved 200 basis points from the prior year quarter, Medicare MLR of 81.9% increased 440 basis points, and Medicaid MLR of 85.5% increased 10 basis points.

•

Selling, General & Administrative (SG&A) Expenses. SG&A expenses were 11.0% of operating revenues for the quarter, an improvement of 60 basis points over the prior year quarter. SG&A PMPM of $21.42 is an increase of only 1.8% over the prior year quarter.

•

Balance Sheet. Net Premium Accounts Receivable of $92.0 million represent 5.8 days of sales outstanding (DSO) with the Health Plan commercial only DSO running at 5.0 days. Days in Claims Payable (DCP) for the quarter were 56.0, up 1.3 days from the prior quarter of 54.7.

Review of Coventry Louisiana Business in light of Hurricane Katrina

On August 29, 2005, Hurricane Katrina caused significant destruction and flooding in the Southern Louisiana and Mississippi regions, most notably in the greater New Orleans area. Coventry operates a local health plan in Louisiana covering approximately 76,000 members and employing 56 Louisiana residents. Of the 76,000 members, approximately 63,000 are in the greater New Orleans area. The monthly revenue generated by the Louisiana health plan prior to Hurricane Katrina was approximately $19 million, or approximately 3.4% of Coventry’s total revenue. As outlined in the Coventry press release on September 7, 2005, certain steps have been taken to ensure continuity of operations and to comply with respect to temporary requirements imposed by the Louisiana Department of Insurance. Although Coventry did not incur a loss with respect to its Louisiana operations in the third quarter of 2005, a net loss in its Louisiana operations of ($0.03) to ($0.05) is possible in the fourth quarter of 2005. The guidance below incorporates the anticipated effect of Katrina in both 2005 and 2006.

First Health Business Third Quarter Highlights

•	Operating plans on track and earnings contribution consistent with expectations
•	Year to date earnings per share accretion at $0.17, on track with the split-adjusted full year $0.20 to $0.24 range estimated upon the announcement of the acquisition
•

Employee contribution positioning in Mail Handlers account as announced by the Office of Personnel Management in September was consistent with Coventry’s goal of stabilizing the revenue in the FEHBP business sector

•

Revenues. Overall revenues of $223.0 million were consistent with Coventry’s expectations. Revenues by business line are contained in the First Health operating statistics schedule included with this press release.

•

Selling, General & Administrative (SG&A) Expenses. SG&A expenses were $146.5 million or 65.7% of operating revenues for the quarter, an increase of $3.9 million or 220 basis points over the prior quarter.

Consolidated Guidance Details

Q4 2005 Guidance

•	Total Revenues of $1.66 billion to $1.70 billion
•	Earnings per share (EPS) on a diluted basis of $0.81 to $0.82 before the impact of Katrina
•	Possible loss of ($0.03) to ($0.05) in Louisiana operations due to Katrina

2006 Full Year Guidance

•	Total Revenues of $7.7 billion to $7.9 billion, including $500 million to $700 million of Part D revenue
•	Health Plan membership growth of 1% to 3%, adjusted for anticipated membership losses in Louisiana
•	Part D end of year membership of 600,000 to 800,000
•	Before Part D and FAS123R, earnings per share (EPS) on a diluted basis of $3.54 to $3.59
•	Louisiana operations are expected to contribute $.05 less than pre-Katrina estimates
•	Incremental EPS of $0.02 from the net impact of Part D
•	Reflects anticipated quota share arrangements with two distribution partners
•	Reflects impact on First Health revenue: loss of $31 million of fee based revenue relating to dual eligible administration and senior pharmacy discount card business
•	The diluted EPS impact of FAS123R is expected to be ($0.13) to ($0.14)

Mr. Wolf will host a conference call at 8:30 a.m. EST on Tuesday, October 25, 2005. To listen to the call, dial toll-free at (800) 289-0569 or, for international callers, (913) 981-5542. Callers will be asked to identify themselves and their affiliations. The conference call will also be broadcast over the Internet at www.cvty.com. Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission (SEC). A replay of the call will be available for one week at (888) 203-1112, or for international callers, (719) 457-0820. The access code is 6924803.

This press release may contain forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties, including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2004.

Coventry Health Care is a national managed health care company based in Bethesda, Maryland operating health plans, insurance companies, network rental / managed care services companies, and workers’ compensation services companies. Coventry provides a full range of risk and fee-based managed care products and services, including HMO, PPO, POS, Medicare Advantage, Medicare Prescription Drug Plans, Medicaid, Workers’ Compensation and Network Rental to a broad cross section of employer and government-funded groups, government agencies, and other insurance carriers and administrators in all 50 states as well as the District of Columbia and Puerto Rico. More information is available on the Internet at www.cvty.com and www.firsthealth.com.

COVENTRY HEALTH CARE, INC.

HEALTH PLAN MEMBERSHIP

(Amounts in thousands)

	September 30,	June 30,	September 30,
	2005	2005	2004

Health Plan Membership By Market
Delaware	103	103	103
Georgia	72	68	76
Illinois – Central	91	87	87
Iowa	66	65	66
Kansas City	212	211	210
Louisiana	76	74	76
Michigan	62	63	-
Nebraska	48	47	50
North Carolina	131	130	120
Pennsylvania	736	723	736
St. Louis	447	451	495
Utah	207	194	184
Virginia	174	171	166
West Virginia	82	81	77
Total Health Plans	2,507	2,468	2,446

Membership By Product:

Fully-Insured
Commercial	1,454	1,430	1,487
Medicare	74	74	68
Medicaid	397	405	333
Total Fully Insured	1,925	1,909	1,888

Administrative Services Only	582	559	558

Total Membership	2,507	2,468	2,446

COVENTRY HEALTH CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Operating revenues:
Managed care premiums	$ 1,434,394	$ 1,302,053	$ 4,246,314	$ 3,843,529
Management services	239,795	27,763	646,032	84,260
Total operating revenues	1,674,189	1,329,816	4,892,346	3,927,789

Operating expenses:
Medical costs	1,136,751	1,043,317	3,384,582	3,096,860
Selling, general, administrative	304,746	154,034	851,368	455,705
Depreciation and amortization	22,669	4,259	60,442	12,921
Total operating expenses	1,464,166	1,201,610	4,296,392	3,565,486

Operating earnings	210,023	128,206	595,954	362,303
Operating earnings percentage of total revenues	12.5%	9.6%	12.2%	9.2%

Interest and debt cost amortization expense	13,088	3,572	45,669	10,719
Other income, net	15,121	10,809	47,662	32,581

Earnings before income taxes	212,056	135,443	597,947	384,165

Provision for income taxes	78,991	48,421	222,735	138,814
Net earnings	$ 133,065	$ 87,022	$ 375,212	$ 245,351

Net earnings per share, basic	$ 0.83	$ 0.66	$ 2.39	$ 1.86
Net earnings per share, diluted	$ 0.81	$ 0.64	$ 2.33	$ 1.81

Weighted average shares outstanding, basic	160,373	132,516	157,009	131,932
Weighted average shares outstanding, diluted	163,887	135,980	160,750	135,790

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	September 30,	June 30,	December 31,
	2005	2005	2004
	(unaudited)	(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$569,835	$570,864	$417,636
Short-term investments	288,067	257,955	349,722
Accounts receivable, net	209,256	194,459	104,924
Other receivables, net	77,408	88,383	47,070
Deferred income taxes	65,183	63,128	37,368
Other current assets	29,172	29,034	16,307
Total current assets	1,238,921	1,203,823	973,027

Long-term investments	1,123,717	1,044,788	960,379
Property and equipment, net	310,976	313,195	32,193
Goodwill	1,567,563	1,580,178	280,615
Other intangible assets, net	428,014	436,416	38,491
Other long-term assets	61,328	60,626	55,895
Total assets	$4,730,519	$4,639,026	$2,340,600

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$734,498	$713,592	$660,475
Accounts payable and accrued liabilities	401,108	403,440	211,809
Deferred revenue	134,901	103,166	59,536
Current portion of long-term debt	10,000	10,000	-
Total current liabilities	1,280,507	1,230,198	931,820

Long-term debt	760,500	878,000	170,500
Other long-term liabilities	268,273	259,791	25,854
Total liabilities	2,309,280	2,367,989	1,128,174

Stockholders’ equity	2,421,239	2,271,037	1,212,426

Total liabilities and stockholders’ equity	$4,730,519	$4,639,026	$2,340,600

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Quarter Ended	Nine Months Ended
	September 30, 2005	September 30, 2005

Cash flows from operating activities:
Net earnings	$133,065	$375,212
Depreciation and amortization	22,669	60,442
Amortization of deferred compensation	6,090	15,817
Amortization of deferred financing costs	417	6,927
Changes in assets and liabilities:
Accounts receivable, net	(10,150)	8,517
Medical liabilities	20,906	32,255
Accounts payable and accrued liabilities	23,725	106,031
Deferred revenue	44,735	61,289
Other operating activities	5,759	22,428
Net cash flows from operating activities	247,216	688,918

Cash flows from investing activities:
Capital expenditures, net	(14,048)	(39,594)
Payments for investments, net of sales and maturities	(118,830)	(11,684)
Payments for acquisitions, net of cash acquired	(3,965)	(872,826)
Net cash flows from investing activities	(136,843)	(924,104)

Cash flows from financing activities:
Proceeds from issuance of stock	8,097	19,775
Payments for repurchase of stock	(1,999)	(16,385)
Proceeds from issuance of debt	-	1,066,495
Payments for retirement of debt	(117,500)	(682,500)
Net cash flows from financing activities	(111,402)	387,385

Net change in cash and cash equivalents for current period	(1,029)	152,199
Cash and cash equivalents at beginning of period	570,864	417,636
Cash and cash equivalents at end of period	$569,835	$569,835

Cash and Investments:
Cash and cash equivalents	$569,835	$569,835
Short-term investments	288,067	288,067
Long-term investments	1,123,717	1,123,717
Total cash and investments	$1,981,619	$1,981,619

COVENTRY HEALTH CARE, INC.

SELECTED OPERATING STATISTICS

HEALTH PLAN ONLY

(Unaudited)

	Q3 2005	Q2 2005	Q1 2005	Total 2004	Q4 2004	Q3 2004	Total 2003

Revenue PMPM
Commercial	$ 247.60	$ 244.14	$ 242.10	$ 226.59	$ 231.36	$ 228.36	$ 206.08
Medicare	$ 761.90	$ 764.94	$ 768.60	$ 695.96	$ 707.74	$ 698.82	$ 629.52
Medicaid	$ 157.10	$ 156.43	$ 157.46	$ 145.23	$ 153.43	$ 143.87	$ 139.69
Management Fees	$ 18.52	$ 18.59	$ 17.71	$ 17.10	$ 17.37	$ 16.68	$ 17.86

Medical PMPM
Commercial	$ 192.64	$ 195.23	$ 190.71	$ 179.21	$ 181.17	$ 182.12	$ 164.59
Medicare	$ 624.03	$ 597.27	$ 631.85	$ 579.92	$ 592.51	$ 541.55	$ 527.84
Medicaid	$ 134.38	$ 128.67	$ 131.33	$ 126.88	$ 136.98	$ 122.86	$ 122.25

MLR %
Commercial	77.8%	80.0%	78.8%	79.1%	78.3%	79.8%	79.9%
Medicare	81.9%	78.1%	82.2%	83.3%	83.7%	77.5%	83.8%
Medicaid	85.5%	82.3%	83.4%	87.4%	89.3%	85.4%	87.5%
Total	79.3%	80.1%	79.8%	80.5%	80.4%	80.1%	81.2%

SGA % of revenues	11.0%	10.8%	11.2%	11.5%	11.3%	11.6%	12.0%
SGA PMPM	$ 21.42	$ 21.03	$ 21.68	$ 20.81	$ 20.78	$ 21.05	$ 20.60

Claims Statistics
Claims Inventory	133,888	139,700	139,462		149,263	143,645	128,556
Inventory Days on Hand	1.6	1.6	1.4		1.6	1.5	1.2
Total Medical Liabilities (000’s)	$686,981	$674,116	$668,132		$660,475	$646,277	$597,190
Days in Claims Payable	56.04	54.74	54.03		55.80	56.99	56.69

Member Growth
Same Store	39,000	19,000	(60,000)	64,000	1,000	(12,000)	157,000
Acquisition	0	0	0	62,000	62,000	0	191,000

COVENTRY HEALTH CARE, INC.

SELECTED OPERATING STATISTICS

FIRST HEALTH & CONSOLIDATED COVENTRY

(Unaudited, excluding charges)

	Q3 2005	Q2 2005	Q1 2005 (2)	Total 2004	Q4 2004	Q3 2004	Total 2003

FIRST HEALTH

Membership
National Accounts				n/a	n/a	n/a	n/a
On-going accounts	671,000	729,000	733,000
Run-out (1)	90,000	64,000	73,000
Total National Accounts	761,000	793,000	806,000
Mail Handlers	468,000	474,000	483,000	n/a	n/a	n/a	n/a

Member Growth
National Accounts on-going	(58,000)	(4,000)	n/a	n/a	n/a	n/a	n/a
Federal Employees	(6,000)	(9,000)	n/a	n/a	n/a	n/a	n/a

Revenues By Product Line (000s)
National Accounts	$ 37,588	$ 41,671	$ 26,595	n/a	n/a	n/a	n/a
FEHBP	60,337	58,219	30,295	n/a	n/a	n/a	n/a
Network Rental	24,643	24,587	17,836	n/a	n/a	n/a	n/a
Medicaid / Public Sector	49,742	46,439	30,727	n/a	n/a	n/a	n/a
Workers’ Compensation	50,694	53,651	36,416	n/a	n/a	n/a	n/a
Total First Health Revenues	$ 223,004	$ 224,567	$ 141,869	n/a	n/a	n/a	n/a

SGA % of revenues	65.7%	63.5%	65.3%	n/a	n/a	n/a	n/a

CONSOLIDATED COVENTRY

Operating income % of revenues	12.5%	12.6%	11.4%	9.4%	9.7%	9.6%	8.1%

SGA % of revenues	18.2%	17.8%	16.1%	11.5%	11.3%	11.6%	12.0%

Debt (millions)
8.125% Senior Notes due 2/15/12	$ 170.5	$ 170.5	$ 170.5	$ 170.5	$ 170.5	$ 170.5	$ 170.5
5.875% Senior Notes due 1/15/12	250.0	250.0	250.0	0	0	0	0
6.125% Senior Notes due 1/15/15	250.0	250.0	250.0	0	0	0	0
Current Term Loan Facility	10.0	10.0	30.0	0	0	0	0
Long-Term Term Loan Facility	90.0	90.0	262.5	0	0	0	0
Drawn Revolving Credit Facility	0	117.5	65.0	0	0	0	0
Total Debt	$ 770.5	$ 888.0	$ 1,028.0	$ 170.5	$ 170.5	$ 170.5	$ 170.5

Total Capital	$ 3,191.7	$ 3,159.0	$ 3,151.3		$ 1,382.9	$ 1,274.6	$ 1,099.5

Debt to capital	24.1%	28.1%	32.6%		12.3%	13.4%	15.5%

(1)	Company is still providing services to terminated customers.
(2)	Q1 2005 includes First Health results of operations for the period from when the transaction closed on January 28, 2005.